Calculation of Filing Fee Tables
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ABRDN ASIA-PACIFIC INCOME FUND, INC.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(a)	13,476,542		$ 37,610,292.83	0.0001381	$ 5,193.98
Fees Previously Paid	2	Equity	Common Stock, par value $0.01 per share	457(o)			$ 1,000,000.00		$ 153.10
			Total Offering Amounts:				$ 38,610,292.83		$ 5,347.08
			Total Fees Previously Paid:						$ 153.10
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,193.98
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act of 1933, the proposed maximum aggregate offering price is an amount equal to the product of 13,476,542 shares of common stock of abrdn Global Income Fund, Inc., the estimated maximum number of shares of common stock of abrdn Global Income Fund, Inc. that may be cancelled in the merger and exchanged for common stock of the Registrant, and $2.865, the average of the high and low trading price of shares of common stock of abrdn Global Income Fund, Inc. on December 22, 2025 (within five business days prior to the date of filing of this Registration Statement).
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	13,476,542	$ 2.865	$ 38,610,292.83			$ 38,610,292.83

[2]	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee. A registration fee of $153.10 was previously paid in connection with the initial filing on September 12, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A